UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LIQTECH INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LIQTECH INTERNATIONAL, INC.

Industriparken 22C

DK2750 Ballerup, Denmark

October 23, 2026

To our Stockholders:

The Annual Meeting of the Stockholders (the “Meeting”) of LiqTech International, Inc. (the “Company”) will be held at 3:00 p.m., local time on Thursday, December 3, 2026, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark. Details of the business to be conducted at the Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

We are pleased to inform you that instead of a paper or electronic copy of our proxy materials, most of our stockholders will be mailed a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) on or about October 23, 2026. The Notice of Internet Availability contains instructions on how to access proxy materials and how to submit your proxy over the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials, if desired. All stockholders who do not receive a Notice of Internet Availability, or who have not consented to receive their proxy materials electronically by email, will be mailed a paper copy of the proxy materials. Furnishing proxy materials over the Internet allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

On behalf of our Board of Directors, I cordially invite all stockholders to attend the Meeting. It is important that your shares be voted on the matters scheduled to come before the Meeting. Whether or not you plan to attend the Meeting, I urge you to vote your shares. We encourage you to vote your proxy by mailing in your enclosed proxy card in the enclosed postage-paid envelope or vote online or over the telephone according to the instructions in the proxy card. If you attend the Meeting, you may revoke such proxy and vote in person if you wish. Even if you do not attend the Meeting, you may revoke such proxy at any time prior to the Meeting by executing another proxy bearing a later date or providing written notice of such revocation to the Chief Executive Officer of the Company.

Sincerely,
/s/ Fei Chen
Fei Chen
Chief Executive Officer, Principal Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the annual meeting of stockholders to be held on December 3, 2026: In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, we are now providing access to our proxy materials, including the Proxy Statement, our Annual Report for the fiscal year ended December 31, 2025 and a form of proxy relating to the Meeting, over the internet. All stockholders of record and beneficial owners will have the ability to access the proxy materials at www.proxyvote.com. These proxy materials are available free of charge.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF LIQTECH INTERNATIONAL, INC.

TO BE HELD ON DECEMBER 3, 2026

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of LiqTech International, Inc., a Nevada corporation (the “Company”), will be held at 3:00 p.m., local time on Thursday, December 3, 2026, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark for the following purposes:

1.	To elect a slate of nominees consisting of current directors Alexander Buehler, Fei Chen, Peyton Boswell, Robert Wowk, and Martin Kunz to serve as directors of the Company;
2.	To ratify the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026; and
3.	To consider and vote upon such other matter(s) as may properly come before the Meeting or any adjournment(s) thereof.

The Company’s Board of Directors recommends that you vote in favor of proposals 1 and 2.

Stockholders of record as of the Record Date (October 7, 2026) are entitled to notice of, and to vote at, this Meeting or any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. IT IS IMPORTANT AND IN YOUR INTEREST FOR YOU TO VOTE. WE ENCOURAGE YOU TO VOTE YOUR PROXY BY MAILING IN YOUR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE, OR VOTE ONLINE OR OVER THE TELEPHONE ACCORDING TO THE INSTRUCTIONS IN THE PROXY CARD.

THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

Date: October 23, 2026	BY ORDER OF THE BOARD OF
DIRECTORS
/s/ Fei Chen
Fei Chen
Chief Executive Officer, Principal Executive Officer and Director

PROXY STATEMENT

LIQTECH INTERNATIONAL, INC.

Industriparken 22C

DK2750 Ballerup, Denmark

This Proxy Statement and the accompanying proxy card are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of LiqTech International, Inc., a Nevada corporation (the “Company” or “LiqTech”), for the Annual Meeting of the Stockholders (the “Meeting”) to be held at 3:00 p.m. local time on Thursday, December 3, 2026, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark.

For the Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended (the “Annual Report”), to our stockholders primarily via the internet. On or about October 23, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Meeting and how to request printed copies of the proxy materials.

These proxy materials are available free of charge on the internet at www.proxyvote.com. Stockholders are invited to attend the Meeting to vote on the proposals described in this Proxy Statement. However, stockholders do not need to attend the Meeting to vote. Instead, stockholders may simply complete, sign and return the proxy card in the enclosed postage-paid envelope or vote online or over the telephone according to the instructions in the proxy card.

We will bear the expense of solicitation of proxies for the Meeting, including the printing and mailing of this Proxy Statement. We may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their name or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold Common Stock (as defined below) and to request authority for the execution of the proxies. In addition, some of our officers, directors and employees, without additional compensation, may solicit proxies on behalf of the Board personally or by mail, telephone or facsimile.

VOTING SECURITIES, VOTING AND PROXIES

Record Date

Only stockholders of record of the Company’s common stock, $0.001 par value (the “Common Stock”), as of the close of business on October 7, 2026 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

Voting Stock

As of the Record Date, there were 32,947,841 shares of Common Stock outstanding. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on the matters to be voted at the Meeting. No other class of voting securities was then outstanding.

Quorum

The presence at the Meeting of the persons entitled to vote a majority of the issued and outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to a proposal, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker Non-Votes

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner, does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Proposal 1 is considered a non-routine matter, and a broker or other nominee holder cannot vote without instructions on non-routine matters. Consequently, we expect broker non-votes with respect to Proposal 1. Proposal 2 is considered a routine matter, and a broker or other nominee holder is permitted to vote on routine matters without instructions.

Voting

The election of directors is by plurality vote. Withholding authority to vote your shares with respect to one or more director nominees and broker non-votes will have no effect on the outcome of Proposal 1. Proposal 2 requires the approval of a majority of votes cast in person or by proxy at the meeting. Abstentions and non-broker votes will have no effect on the outcome of Proposal 2.

If you are the beneficial owner, but not the registered holder of our shares of Common Stock, you cannot directly vote those shares at the Meeting. You must provide voting instructions to your nominee holder, such as your brokerage firm or bank, by following the specific directions provided to you by your nominee holder.

If you wish to vote in person at the Meeting but you are not the record holder, you must obtain from your record holder a “legal proxy” issued in your name and bring it to the Meeting. At the Meeting, ballots will be distributed with respect to the proposals to each stockholder (or the stockholder’s proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record as follows:

●

the votes on the election of directors being either “FOR ALL”, “WITHHOLD ALL” or “FOR ALL EXCEPT” (where stockholders may withhold such vote by writing the names of such nominee(s) in a space provided on the ballot); and

●	the votes on Proposal 2 being either “FOR,” “AGAINST” or “ABSTAIN”.

Proxies

The form of proxy solicited by the Board affords you the ability to specify a choice among approval of, disapproval of, or abstention with respect to, the matters to be acted upon at the Meeting. Shares represented by the proxy will be voted, and where the solicited stockholder indicates a choice with respect to the matter to be acted upon, the shares will be voted as specified. If no choice is given, a properly executed proxy will be voted in favor of the proposals.

Revocability of Proxies

Even if you execute a proxy, you retain the right to revoke it and change your vote by notifying us at any time before your proxy is voted. Such revocation may be effected by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Chief Executive Officer (the “CEO”) of the Company at the address of the corporate headquarters of the Company set forth above in the Notice to this Proxy Statement or your attendance and voting at the Meeting. Unless so revoked, the shares represented by the proxies, if received in time, will be voted in accordance with the directions given therein.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the proxy and return it promptly in the enclosed envelope or vote online or over the telephone according to the instructions in the proxy card.

Interests of Officers and Directors in Matters to Be Acted Upon

Other than as disclosed elsewhere in this Proxy Statement, no person who has been a director or executive officer of the Company at any time since the beginning of our fiscal year and no associate of any of the foregoing persons has any substantial interest, direct or indirect, in any matter to be acted upon.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is comprised of five (5) directors. Directors are elected annually at each annual meeting to serve until the next annual meeting and their successors are duly elected and qualified, subject to their earlier death, resignation, or removal.

The Board has recommended for election current directors Alexander Buehler, Fei Chen, Peyton Boswell, Robert Wowk, and Martin Kunz (each, a “Nominee” and collectively, the “Nominees”). Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Nominees. In the event that any Nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute Nominee as the Board may propose. Each of the Nominees has agreed to serve if elected, and we have no reason to believe that they will be unable to serve.

The Nominees, their ages and current positions with the Company are as follows:

Name	Age	Title(s)
Alexander Buehler	51	Chairman of the Board
Fei Chen	62	Chief Executive Officer and Director
Peyton Boswell	55	Director
Robert Wowk	69	Director
Martin Kunz	61	Director

A brief biography of each Nominee is set forth below:

Alexander Buehler. Mr. Buehler has served as a Director since August 11, 2017 and as Chairman of the Board of Directors since June 23, 2023. Mr. Buehler currently serves as the Chairman of the Governance and Nominating Committee. He currently serves as the Interim President & CEO of Energy Recovery, a technology and manufacturing company that supplies critical components into water plants worldwide to drive energy efficiency. From May 2023 to October 2025, he served as the President & Chief Executive Officer of Integrated Water Services, Inc., a PE-backed company focused on the design-build of water and wastewater treatment systems along with the provision of MBR (membrane bioreactor) products and technologies. Beforehand, he served as the Company’s Interim CEO from March 17, 2022, to September 12, 2022, before which he served as President and CEO of the Brock Group from February 2021 to December 2021, a leading industrial services provider to multiple industries. Prior thereto, Mr. Buehler served as the EVP of Global Resources for Intertek, the President and CEO of Energy Maintenance Services, and the CFO of Energy Recovery, before which he held several executive positions at Insituform Technologies, most recently as the VP Europe. Mr. Buehler also serves on the Board of Energy Recovery, and he has previously served on the Board of Viscount Systems. He received a B.S. in Civil Engineering from the United States Military Academy at West Point and an MBA in Finance from the Wharton School at the University of Pennsylvania.

Fei Chen. Ms. Chen has served as a Director and Chief Executive Officer since September 12, 2022. Prior to joining the Company, Ms. Chen served as Senior Vice President, Global Commercials of Topsoe A/S (“Topsoe”), a world leader in catalysts and chemical processes for clean energy, with revenue of DKK 6.225 billion (approx. US$850 million) from 2021. Prior to serving as Senior Vice President of Topsoe, Ms. Chen served as its Vice President of Chemical Technology Business and Sales (2017-2020) and Vice President of Global Research and Development (2014-2017). Additionally, Ms. Chen has served as a Board Member of Liquid Wind AB (Sweden) since 2021 and a Board Member of Jiangsu JiTRI-Topsoe Clean Energy Research and Development Co. Ltd. (China) since 2018. From 2013 to 2018, Ms. Chen also served as a Board Member of Brunata International A/S (Denmark). Presently, Ms. Chen serves on the Board of Arcadia eFuels Vordingborg ApS. Ms. Chen earned her Ph.D. in Polymer Materials from the Technical University of Denmark (DTU) and holds a Master of Biochemical Engineering degree and a Bachelor of Chemical Engineering from Zhejiang University in China. She also attended the IMD Business School where she received certificates in Business Financing and Advanced High-Performance Leadership. She also graduated from the Stanford Executive Program at the Stanford Graduate School of Business.

Peyton Boswell. Mr. Boswell has served as a Director since August 11, 2017 and currently serves as the Chairman of the Compensation Committee. Mr. Boswell is the Managing Director of Woodfield Renewables, where he has been since January 2022, and previously, until December 2021, served as the Chief Executive Officer of EnterSolar, LLC, a provider of commercial solar photovoltaic solutions that he co-founded in 2010. Prior to entering the solar industry, Mr. Boswell was a finance and investment banking professional for 15 years with J.P. Morgan and Bank of America. Mr. Boswell is a Chartered Financial Analyst (CFA) and has earned a BA from Cornell University and holds an MBA from Columbia Business School.

Robert Wowk. Mr. Wowk has served as a Director since February 26, 2026 and currently serves as the Chairman of the Audit Committee. Mr. Wowk has over 30 years of experience as a finance and business development executive principally in the industrial gas business and renewable energy sectors. Mr. Wowk spent over 20 years with Linde, Gulf Cryo and Air Products in global senior financial roles before transitioning to CFO roles over the last 10 years with small and mid-size companies involved in solar, waste-to-energy, lithium and H2. Most recently, Mr. Wowk served as the Chief Financial Officer of HydroGraph Clean Power, Inc. from September 2022 through August 2024. Prior to that, Mr. Wowk served as the Chief Financial Officer of Transform Materials LLC from May 2021 through November 2021. Mr. Wowk has proven success at scaling technology companies and leading multiple financing rounds in public and private markets. Mr. Wowk holds an M.B.A. in finance from The Wharton Graduate School of Business and a civil engineering degree from Lafayette College.

Martin Kunz. Mr. Kunz has served as a Director since June 23, 2023. Since January 1, 2026, Mr. Kunz has been serving as CEO of steute Technologies GmbH & Co. KG, a PE backed, international industrial technology company where he focuses on strengthening its global market position while sustainably increasing sales through profitable organic growth and targeted acquisitions. Prior to this, Mr. Kunz served as President & CEO of Concentric AB from March 1, 2022 until August 2025. Concentric is a global manufacturer of engineered products. Between 2015 and 2021, Mr. Kunz held several Senior Commercial and General Management roles at Xylem Inc. (NYSE: XYL), a global leader in water technologies. Mr. Kunz holds a degree in Mechanical Engineering and Business Administration from the Technical University of Kaiserslautern, Germany.

Director Expertise

The following is a brief description of the specific experience and qualifications, attributes or skills of each director that led to the conclusion that such person should serve as a director of the Company.

Mr. Buehler’s experience in leadership, corporate governance, and strategic planning as well as new product development, mergers & acquisitions, operations management, manufacturing process optimization, sales management, and back-office administration provides the Board with valuable perspective across all corporate functions and relevant industries. Mr. Buehler has substantial experience in the global water, energy, infrastructure, and manufacturing industries.

Ms. Chen’s substantial leadership experience with an emphasis on expansion and commercial scaling, new product development, M&A, innovation management, and strategy planning and implementation, and her industry knowledge of water treatment, chemical, and clean energy operations, make her a valuable member of the Board.

Mr. Boswell’s experience in establishing and growing a successful renewable energy business and prior experience in investment banking provides the Board with a unique perspective on corporate finance and strategic growth matters.

Mr. Wowk’s experience as a senior finance leader in his over-30-year career, which includes extensive experience in the process and renewable energy sectors, cross-functional and international capabilities in capital raising, tax equity, business development and restructuring, provides the Board with valuable perspective on Company strategy and scaling. Mr. Wowk is uniquely capable of working both hands-on in the trenches with local management teams as well as interacting with Boards of public and private equity owned companies.

Mr. Kunz’s experience in general management of global businesses, his functional expertise in sales, marketing, operations and supply chain management, combined with his industry expertise in water and fluid management adds valuable perspectives to the Board about profitable growth, strategic marketing, and business development.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of the Nominees have been involved in any legal proceeding that is material to the evaluation of their ability or integrity relating to any of the items set forth under Item 401(f) of Regulation S-K. None of the Nominees are a party adverse to the Company or any of its subsidiaries in any material proceeding or has a material interest adverse to the Company or any of its subsidiaries.

Family Relationships

None of the Nominees or the Company’s executive officers are related by blood, marriage or adoption.

Vote Required for Approval

The election of directors requires the approval of a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting. Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares, your shares will not be counted as votes cast and will have no effect on the outcome of Proposal 1.

THE BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE ELECTION OF EACH OF THE NOMINEES AS DIRECTOR IN PROPOSAL 1

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Sadler, Gibb & Associates, LLC (“Sadler”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026. Although ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, the Board is submitting the appointment of Sadler to our stockholders for ratification because we value the views of our stockholders. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Company does not expect a representative of Sadler to be present at the Meeting.

Audit Fees, Audit-Related Fees, Tax Fees & All Other Fees

Audit fees are the aggregate fees billed or expected to be billed by our independent auditors for the audit of our annual consolidated financial statements for the years ended December 31, 2025 and 2024 and for the review of our quarterly financial statements. During 2025 and 2024, audit fees were $205,500 and $199,721, respectively. Our auditors did not provide any tax compliance, planning services or audit-related services for the Company. Our auditors did not provide any other services than those described above.

Audit Committee Pre-approval

The policy of the Audit Committee is to pre-approve all audit and non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to certain committee members when expedition of services is necessary. The independent accountants and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval delegation and the fees for the services performed to date. The Audit Committee approved all of the services described above in advance during the fiscal year ended December 31, 2025.

We are asking our stockholders to ratify the selection of Sadler as our independent registered public accountants.

Audit Committee Report

The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2025, the Audit Committee:

●	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management;

●

discussed with Sadler, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and

●

received the written disclosures and the letter from Sadler required by applicable requirements of the PCAOB regarding Sadler’s communications with the Audit Committee concerning independence and has discussed with Sadler its independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

This Report is submitted by the Audit Committee.

Robert Wowk (Chair)

Peyton Boswell

Martin Kunz

Vote Required for Approval

Proposal 2 shall be approved if the majority of votes cast in person or by proxy are in favor of such action. Since Proposal 2 is considered a routine matter, we do not expect broker non-votes. Abstentions will not be treated as votes cast and will have no impact on Proposal 2.

THE BOARD RECOMMENDS THAT YOU VOTE

“FOR”

PROPOSAL 2.

CORPORATE GOVERNANCE

Committees of our Board of Directors

Committee Composition

The Board has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The following table sets forth the current membership of each of these committees:

Audit Committee	Compensation Committee	Governance & Nominating Committee
Robert Wowk*	Peyton Boswell*	Alexander Buehler*
Peyton Boswell	Robert Wowk	Robert Wowk
Martin Kunz	Alexander Buehler	Peyton Boswell
	Martin Kunz	Martin Kunz

* Chairman of the committee

Audit Committee

Our Audit Committee consists of Robert Wowk (Chair), Peyton Boswell and Martin Kunz, each of whom is an independent director as defined in the NASDAQ and SEC rules. Based upon past employment experience in finance and other business experience requiring accounting knowledge and financial sophistication, our Board has determined that Mr. Wowk is an “Audit Committee Financial Expert” as defined in Item 407(d)(5) of Regulation S-K and applicable Nasdaq rules, and that each member of our Audit Committee is able to read and understand fundamental financial statements. We have implemented a written charter for our Audit Committee, available at www.liqtech.com, that provides that our Audit Committee is responsible for:

●	appointing, compensating, retaining, overseeing and terminating our independent auditors and pre-approving all audit and non-audit services permitted to be performed by the independent auditors;

●	discussing with management and the independent auditors our annual audited financial statements, our internal control over financial reporting, and related matters;

●	reviewing and approving any related party transactions;

●	meeting separately, periodically, with management, the internal auditors and the independent auditors;

●	annually reviewing and reassessing the adequacy of our Audit Committee charter;

●	such other matters that are specifically delegated to our Audit Committee by our Board from time to time; and

●	reporting regularly to the Board.

During the fiscal year ended December 31, 2025, the Audit Committee met four times.

Compensation Committee

Our Compensation Committee consists of Peyton Boswell (Chair), Robert Wowk, Alexander Buehler and Martin Kunz, each of whom is an independent director as defined in the NASDAQ rules, a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act. We have implemented a written charter for our Compensation Committee, available at www.liqtech.com, which provides that our Compensation Committee is responsible for:

●	reviewing and making recommendations to the Board regarding our compensation policies and forms of compensation provided to our directors and officers;

●	reviewing and making recommendations to the Board regarding bonuses for our officers and other employees;

●	reviewing and making recommendations to the Board regarding stock-based compensation for our directors and officers;

●	annually reviewing and reassessing the adequacy of the Compensation Committee Charter;

●	administering any equity incentive plans in accordance with the terms thereof; and

●	such other matters that are specifically delegated to the Compensation Committee by the Board from time to time.

The Compensation Committee has the principal responsibility for the compensation plans of the Company, particularly as applied to the compensation of executive officers and directors. The Compensation Committee Charter sets forth the authority and responsibilities of the Compensation Committee for the performance evaluation and compensation of the Company’s CEO, executive officers and directors, and significant compensation arrangements, plans, policies and programs of the Company. The Compensation Committee has authority to retain such outside counsel, experts and other advisors as it determines to be necessary to carry out its responsibilities, including the authority to approve an external advisor’s fees and other retention terms on behalf of the Company. Pursuant to the Compensation Committee Charter, the Company shall provide appropriate funding to the Compensation Committee, as determined by the Compensation Committee in its capacity as a Committee of the Board, for payment of compensation to any outside advisors engaged by the Compensation Committee.

The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of such goals and objectives. Based on this evaluation, the Compensation Committee makes and annually reviews decisions regarding: (i) salary paid to the CEO; (ii) the grant of all cash-based bonuses and equity compensation to the CEO; (iii) the entering into, amendment or extension of any employment contract or similar arrangement with the CEO; (iv) any CEO severance or change in control arrangement; and (v) any other CEO compensation matters as from time to time may be directed by the Board. In determining the long-term incentive component(s) of the CEO’s compensation, the Compensation Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at companies that the Compensation Committee determines comparable based on factors it selects and the incentive awards given to the Company’s CEO in prior years.

The Compensation Committee also meets with the CEO within ninety (90) days after the commencement of each fiscal year to discuss the compensation programs to be in effect for the Company’s executive officers for such fiscal year and to review and approve the corporate goals and objectives relevant to those programs. In light of these goals and objectives, the Compensation Committee makes and annually reviews decisions regarding: (i) salary paid to the executive officers; (ii) the grant of cash-based bonuses and equity compensation provided to the executive officers; (iii) performance targets for executive officers; (iv) the entering into or amendment or extension of any employment contract or similar arrangement with the executive officers; (v) executive officers’ severance or change in control arrangements; and (vi) any other executive officer compensation matters as from time to time may be directed by the Board. In determining the long-term incentive component(s) of the executive officer’s compensation, the Compensation Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to executive officers at companies that the Compensation Committee determines comparable based on factors it selects and the incentive awards given to the Company’s executive officers in prior years.

During the fiscal year ended December 31, 2025, the Compensation Committee met three times.

Governance and Nominating Committee

Our Governance and Nominating Committee consists of Alexander Buehler (Chair), Peyton Boswell, Robert Wowk, and Martin Kunz, each of whom is an independent director as defined under the NASDAQ rules. We have implemented corporate governance guidelines as well as a written charter for our Governance and Nominating Committee, available at www.liqtech.com, which provides that our Governance and Nominating Committee is responsible for:

●	overseeing the process by which individuals may be nominated to our Board;

●	identifying potential directors and making recommendations as to the size, functions and composition of our Board and its committees;

●	considering nominees proposed by our stockholders;

●	establishing and periodically assessing the criteria for the selection of potential directors;

●	making recommendations to the Board on new candidates for Board membership; and

●	overseeing corporate governance matters.

In making nominations, the Governance and Nominating Committee intends to submit candidates who have high personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. In evaluating nominees, the Governance and Nominating Committee intends to take into consideration attributes such as leadership, independence, interpersonal skills, financial acumen, business experiences and industry knowledge.

One of the primary responsibilities of the Governance and Nominating Committee is to make appropriate recommendations to the Board for the appointment or re-appointment of directors. The Company seeks to have directors who, in addition to relevant technical, commercial and securities expertise, meet the highest standards of personal integrity, judgment and critical thinking, and demonstrate an ability to work in an open environment with other directors to further the interests of the Company and its stockholders. In recommending appointments to the Board, the Governance and Nominating Committee is mindful of the overall balance of the skills, knowledge and experience of Board members against the current and future requirements of the Company and of the benefits of diversity. The Company recognizes the importance of diversity at all levels of the Company as well as on the Board and considers overall Board balance and diversity when appointing new directors. Board appointments are, in the final analysis, based on merit.

The Company employs multiple strategies in identifying director nominees, including the obtaining of recommendations from security holders, from current directors, and from the Company’s corporate advisors. The Company also utilizes professional recruitment firms, as may be required, in seeking qualified director nominees. The qualifications of director nominees are evaluated by the Governance and Nominating Committee to determine if the director nominees have the requisite technical and commercial expertise to maintain a proper balance of skills required by the Board. The Governance and Nominating Committee does not have a formal policy with respect to the consideration of director candidates recommended by stockholders, however, there are no differences in the evaluation of director nominees recommended by security holders. Director nominees are interviewed in depth by the Governance and Nominating Committee and the Board to further qualify the director nominees and evaluate the personal integrity and character of the candidate.

During the fiscal year ended December 31, 2025, the Governance and Nominating Committee met two times.

Director Independence

The Board has determined that, Messrs. Buehler, Boswell, Wowk and Kunz are independent as that term is defined in the listing standards of The Nasdaq Capital Market. Pursuant to the Nasdaq Rules, Mr. Buehler was not independent while serving as the Interim Chief Executive Officer, but such service on an interim basis did not disqualify him from being considered independent following such service, as the interim service did not last longer than one year. In addition, the compensation Mr. Buehler received for his CEO transition services after the termination of his service as Interim Chief Executive Officer was less than $120,000. In making its determinations, our Board has concluded that none of our independent directors have an employment, business, family or other relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We expect that our independent directors will meet in executive session (without the participation of executive officers or other non-independent directors) at least two times each year, and Mr. Buehler presides over such meetings of independent directors.

Board Leadership Structure and Risk Oversight

The Board does not have a policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined. Each year, the Governance and Nominating Committee assesses these roles and the Board leadership structure to ensure the interests of the Company, and its stockholders are best served. Currently, the independent non-executive Chairman position is held by Alexander Buehler, and the Chief Executive Officer is Fei Chen.

The Committees of the Board, each comprised entirely of independent directors, play an active role in risk management and oversight for the Company. The Audit Committee assists the Board with respect to risk assessment and risk management related to financial reporting and other matters that could affect the Company’s financial statements. The Governance and Nominating Committee is charged with assisting the Board in corporate governance matters, conflicts of interest, the Company’s Code of Conduct and Ethics and other risk mitigation activities. The Compensation Committee is charged with assisting the Board in reviewing the Company’s overall compensation policies and practices for all employees as they relate to the Company’s risk.

Board Meetings

The Board held seven meetings during the fiscal year ended December 31, 2025. Each incumbent director attended greater than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board (held during the period for which each director has been a director) and the total number of meetings held by all committees of the Board on which each director served (during the period for which each director has been a director).

The Board encourages all of its members to attend its Board meetings.

Attendance at Annual Meeting

One of our directors attended our 2025 Annual Meeting of the Stockholders. We do not have a policy regarding our directors’ attendance at our annual meeting of stockholders.

Code of Ethics

The Board adopted a Code of Conduct and Ethics, as amended and restated, with the purpose of assuring that all directors, employees and officers (including our principal executive officer, principal financial officer and principal accounting officer) of the Company and its subsidiaries understand and adhere to high ethical standards of conduct. The Code of Conduct and Ethics emphasizes employees’ obligations of civic responsibility, loyalty to the Company, compliance with applicable laws, non-disclosure of trade secrets, and abstinence from improper political payments and activity. A copy of the Code of Conduct and Ethics is available on the Company website at https://liqtech.com/media/rbbfrxbe/liqt-code-of-conduct-and-ethics.pdf. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Conduct and Ethics required under Form 8-K by posting such information on our website.

Insider Trading Policies and Procedures

The Company’s Code of Conduct and Ethics, as amended and restated, provides guidelines with respect to transactions in our securities by insiders and the handling of material nonpublic information relating to (1) purchasing, selling, or otherwise engaging in transactions in our securities, or (2) providing material non-public information to other persons who may trade on the basis of that information.

Policy Against Hedging of Stock

The Company does not have a policy on hedging of our Common Stock by its employees (including officers) and directors.

Clawback Policy

The Company has adopted a clawback policy in compliance with applicable rules and regulations of the Securities and Exchange Commission and Nasdaq listing requirements (the “Clawback Policy”). The Clawback Policy provides that, in the event of an “Accounting Restatement” (as defined in the Clawback Policy), the Company shall reasonably promptly recover any incentive-based compensation received by any “Executive Officer” (i.e. any Section 16 officer who served during the performance period applicable to the Accounting Restatement), subject to limited exceptions to the extent permitted by Nasdaq listing standards. Incentive compensation subject to recoupment under the Clawback Policy generally includes the excess of the amount of incentive-based compensation received by any Executive Officer during the three completed fiscal years immediately preceding the “Accounting Restatement Date” (as defined in the Clawback Policy) over the amount of incentive-based compensation that would have been received by the Executive Officer had such compensation been determined based on restated amounts in the Accounting Restatement.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires a company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of a company’s equity securities, to file reports of ownership and changes in ownership with the SEC.

To our knowledge, based solely on a review of the copies of such reports furnished to us, we believe that the filing requirements applicable to our directors, executive officers, and persons who own more than 10% of our Common Stock were complied with during 2025, except for the following filings:

●	Fei Chen filed a late Form 4 on January 13, 2025 for a transaction dated January 7, 2025.

●	Peyton Boswell filed a late Form 4 on January 13, 2025 for a transaction dated January 7, 2025.

●	Richard Meeusen filed a late Form 4 on January 13, 2025 for a transaction dated January 7, 2025.

●	Alexander Buehler filed a late Form 4 on January 13, 2025 for a transaction dated January 7, 2025.

●	Martin Kunz filed a late Form 4 on January 13, 2025 for a transaction dated January 7, 2025.

●	David Kowalczyk filed a late Form 3 on May 1, 2025 for a transaction dated March 1, 2025.

●	David Kowalczyk filed a late Form 4 on January 13, 2026 for a transaction dated December 19, 2025.

EXECUTIVE OFFICERS

General

Certain information concerning our executive officers as of the date of this Proxy Statement is set forth below. Each officer of the Company shall be elected by the Board, may be classified by the Board as an executive officer or a non-executive officer (or as a non-officer) at any time, and shall serve at the pleasure of the Board. None of our executive officers or directors are related by blood, marriage or adoption.

Name	Age	Titles
Fei Chen	62	Director, Chief Executive Officer (Principal Executive Officer)
David Kowalczyk	49	Chief Financial and Operating Officer (Principal Financial and Accounting Officer)

A brief biography of the executive officer who is not also a Nominee is set forth below:

David Nørby Foss Kowalczyk. Mr. Kowalczyk, was on January 27, 2025, appointed by the Board as Chief Financial Officer and Chief Operating Officer of the Company, effective March 1, 2025. Mr. Kowalczyk has served as an Equity Analyst at Nordea Securities (2000-2003) and an Auditor and Consultant at PricewaterhouseCoopers (2003-2007). Additionally, Mr. Kowalczyk served as Group Financial Planning Manager (2007-2009), Enzyme Business Finance Manager (2009-2011), Head of Biopharma Financial Planning and Analysis (2011-2013), Finance Senior Manager of Supply Operations Europe Middle East & Africa and HQ (2013) and Business Finance Director of Business Operations (2013-2016) of Novozymes, a global company that develops and provides biosolutions for various industries. He also served as Vice President and Member of Group Management at Flügger (2016-2018), Chief Financial Officer at Globus Wine (2018-2020), and as the Vice President of Business Finance and Systems at Hempel A/S from August 2020 to November 2024. Mr. Kowalczyk holds a Bachelor of Science in Economics and Business Administration, a Master of Science in Accounting and Auditing, and a Master of Science in Finance and Investments from Copenhagen Business School.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of our executive officers have been involved in any legal proceeding that is material to the evaluation of their ability or integrity relating to any of the items set forth under Item 401(f) of Regulation S-K. None of our executive officers are a party adverse to the Company or any of its subsidiaries in any material proceeding or has a material interest adverse to the Company or any of its subsidiaries.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2025 and 2024 earned by or paid to our Chief Executive Officer and our Chief Financial Officers.

Summary Compensation Table

						Nonequity	Nonqualified
		Salary		Stock	Option	Incentive	Deferred
Name and Principal		($)	Bonus	Awards	Awards	Plan	Compensation	Other
Position	Year	(1)	($)	($)	($)	Compensation	Earnings	($)	Total
Fei Chen, President &	2025	$353,559	$-	$398,643	$-	$-	$-	$64,355	$816,557
Chief Executive Officer	2024	$405,335	$123,356	$374,449	$-	$-	$-	$37,747	$940,887

David Kowalczyk, Chief Financial Officer (2)	2025	$251,726	$-	$172,693	$-	$-	$-	$49,338	$473,757

Phillip Massie Price,	2025	$166,139	$27,186	$-	$-	$-	$-	$13,291	$206,616
Interim Chief Financial Officer (3)	2024	$130,613	$71,111	$36,666	$-	$-	$-	$10,449	$248,839

(1)

Total salaries for Ms. Chen, and Messrs. Kowalczyk and Price for 2024 are reported on an as-converted basis from Danish Krone (DKK) to U.S. dollars ($) based on the average currency exchange rate of $1.00 = DKK 6.89. Total salaries for Ms. Chen and Messrs. Kowalczyk and Price for 2025 are reported on an as-converted basis from Danish Krone (DKK) to U.S. dollars ($) based on the average currency exchange rate of $1.00 = DKK 6.62. We do not make any representation that the Danish Krone amounts could have been, or could be, converted into U.S. dollars at such average rates in 2024 or 2025.

(2)

Mr. Kowalczyk became our Chief Financial & Operating Officer on March 1, 2025. Pursuant to his employment agreement, Mr. Kowalczyk is entitled to an annual base salary of approximately $302,071 based on the average currency exchange rate of $1.00 = DKK 6.62 in 2025. Mr. Kowalczyk notified the Company of his intention to resign as the Company’s Chief Financial Officer and Chief Operating Officer effective November 30, 2026.

(3)

Mr. Price became our Interim Chief Financial Officer in April 2024. Pursuant to the interim agreement, Mr. Price was entitled to an annual base salary of approximately $174,150 based on the average currency exchange rate of $1.00 = DKK 6.89 in 2024. Mr. Price stepped down as Interim Chief Financial Officer on March 1, 2025.

Employment Arrangements

During the year ended December 31, 2025, we had employment agreements with Ms. Chen, Mr. Kowalczyk and Mr. Price. A description of each agreement is set forth below.

Chen Agreement

Effective September 12, 2022, the Board appointed Ms. Fei Chen to serve as President and Chief Executive Officer of the Company and as a director of the Company pursuant to an Executive Services Agreement, dated July 26, 2022, by and between Ms. Chen and LiqTech Holding (the “Chen Agreement”). The Chen Agreement provided, as of December 31, 2025, for an annual base salary set at DKK 2,340,900 (or approximately $353,559 based on the average currency exchange rate of $1 = DKK 6.62 in 2025), a taxable car allowance of DKK 192,000 (or approximately $28,998 based on the average currency exchange rate of $1 = DKK 6.62 in 2025), and an annual cash bonus of up to 150% of her annual salary if certain performance targets are met, as determined annually by the Company’s Compensation Committee. Ms. Chen is entitled to an annual equity grant in an amount of up to 100% of her base salary payable in restricted stock units vesting over a three-year period based on continued employment. The Chen Agreement also provides that Ms. Chen received on her employment start date a grant of restricted stock equal to $350,000, which vested in three equal annual installments. Ms. Chen is entitled to six weeks of vacation, home internet service, a Company mobile phone, a Company laptop and reimbursement of Company-related travel expenses. The Company may terminate the Chen Agreement upon not less than twelve months prior notice, and Ms. Chen may terminate the Chen Agreement with six months’ prior notice.

Kowalczyk Agreement

On January 27, 2025, Mr. Kowalczyk was appointed to serve as Chief Financial & Operating Officer of the Company, effective March 1, 2025. Pursuant to the terms of his executive services contract (the “Kowalczyk Executive Agreement”), in consideration for his services, Mr. Kowalczyk received a base salary of DKK 2,000,000 (or approximately $302,071 based on the average currency exchange rate of $1 = DKK 6.62 in 2025), a taxable car allowance set at DKK 192,000 (or approximately $27,855 based on the average currency exchange rate of $1 = DKK 6.62 in 2025), and was eligible for a discretionary annual performance bonus of up to 90% of base salary if certain performance targets were met. Mr. Kowalczyk was entitled to an annual grant of up to 60% of the base salary payable in restricted stock units vesting over a three-year period. Mr. Kowalczyk was entitled to six weeks of vacation, home internet service, a mobile phone, laptop and reimbursement of travel expenses. The Company may terminate the Kowalczyk Executive Agreement upon not less than six months’ prior notice, and Mr. Kowalczyk may terminate the Kowalczyk Executive Agreement with three months’ prior notice. On August 31, 2026, Mr. Kowalczyk notified the Company of his intention to resign as the Company’s Chief Financial Officer and Chief Operating Officer effective November 30, 2026. Mr. Kowalczyk will continue to serve as the Company’s Chief Financial Officer and Chief Operating Officer until November 30, 2026, after which he will depart from the Company.

Price Agreement

On January 28, 2022, the Company (through its wholly owned Danish subsidiary) and Mr. Price entered into an Employment Contract, effective January 3, 2022. In connection with Mr. Price’s appointment as Interim Chief Financial Officer, the Company and Mr. Price entered into an addendum to his Employment Contract (the “Addendum”) which provides that for so long as Mr. Price serves as Interim Chief Financial Officer, he was paid a salary of 100,000 DKK (or approximately $15,104 based on the average currency exchange rate of $1 = DKK 6.62 in 2025) per month and was eligible to receive an annual bonus of up to 300,000 DKK (or approximately $45,310 based on the average currency exchange rate of $1 = DKK 6.62 in 2025). In 2024, Mr. Price received a grant of restricted stock units with a market value of $36,666 that vest over a three-year period based on continued employment. On January 30, 2025 Mr. Price and the Company mutually agreed that Mr. Price would step down as Interim CFO effective March 1, 2025. Mr. Price continued to serve as the Company’s principal financial officer until April 30, 2025, after which he departed from the Company.

Outstanding Equity Awards at Last Fiscal Year End

The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Fei Chen, CEO	312,816	$456,712
David Kowalczyk, CFOO	94,368	$137,777

Timing of Equity Awards

During 2025, equity awards to employees generally were granted at the discretion of the Compensation Committee. In 2025, as part of the Company’s annual performance and compensation review process, the Compensation Committee approved restricted stock unit awards to its named executive officers in the beginning of January.

The Company does not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events.

No off-cycle stock option awards were granted to named executive officers in 2025. During 2025, the Company did not grant equity awards to its named executive officers during the four business days prior to or the one business day following the filing of its periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for purposes of grants to its named executive officers in 2025.

Compensation of Directors

For 2025, the Chairman of the Board was entitled to an annual fee of $63,000; each non-executive director was entitled to $31,500 for services on the Board; the Audit Committee Chairman was paid an additional annual fee of $11,000 per year; and the Compensation Committee Chairman was paid an additional annual fee of $6,500. The Chairman of the Board also receives an automatic annual grant of restricted stock units (RSUs) in the amount of $73,500 each year, vesting over one year. Each qualifying non-executive director receives an automatic annual RSU grant each year in the amount of $36,750, vesting over one year. As part of the 2024 savings program, it was decided that 50% of the cash portion of the 2025 Board fees would be paid in RSUs. The Company has not entered into any agreements with the directors for any special compensation in relation to retirement, resignation, change of control or other kinds of events that might lead to the director leaving the Board of LiqTech International, Inc.

The following table provides information regarding compensation that was earned or paid to the individuals who served as non-employee directors during the year ended December 31, 2025.

Name	Fees earned or paid in cash ($)	Stock Awards (1)($)	Option awards	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All other compensation	Total
Alexander Buehler	31,500	105,000					136,500
Peyton Boswell	19,000	55,750	-	-	-	-	74,750
Richard Meeusen(2)	21,250	58,000	-	-	-	-	79,250
Martin Kunz	15,750	52,500					68,250

(1)

These amounts represent the aggregate grant date fair value for stock awards granted in 2025, computed in accordance with FASB ASC Topic 718. As such, these amounts do not correspond to the compensation actually realized by each director for the period.

(2)	Mr. Meeusen retired from the Board effective March 11, 2026.

Our Bylaws, effective January 1, 2012, state that the Board may pay to directors a fixed sum for attendance at each meeting of the Board or of a standing or special committee, a stated retainer for services as a director, a stated fee for serving as a chair of a standing or special committee and such other compensation, including benefits, as the Board or any standing committee thereof shall determine from time to time. Additionally, the directors may be paid their expenses of attendance at each meeting of the Board or of a standing or special committee.

2025 PAY VERSUS PERFORMANCE TABLE AND SUPPORTING NARRATIVE

The following table and supporting narrative contain information regarding “compensation actually paid” to our named executive officers and the relationship to Company performance.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2)	Value of $100 fixed investment	Net Income ($mm USD)
					Total Shareholder Return ($)
2025	$816,557	$682,336	$340,187	$313,291	$48	-$9
2024	$940,887	$588,830	$231,940	$59,349	$61	-$10
2023	$940,811	$1,034,727	$574,941	$621,491	$112	-$9

(1)	Reflects compensation for our Chief Executive Officer, Fei Chen, who served as our Principal Executive Officer (PEO) for 2023 – 2025.

(2)

Reflects compensation for Simon Stadil in 2023, Simon Stadil and Phillip Massie Price in 2024, and David Kowalczyk and Phillip Massie Price in 2025 as shown in the Summary Compensation Table for each respective year.

To calculate “compensation actually paid” for our PEO and other NEOs the following adjustments were made to Summary Compensation Table total pay.

	PEO – Chen	Other NEO	PEO – Chen	Other NEO	PEO – Chen	Other NEO
	2023	2023	2024	2024	2025	2025
Summary Compensation Table Total	$940,811	$574,941	$940,887	$231,940	$816,557	$340,187
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	($363,248)	($130,769)	($374,449)	($85,734)	($398,643)	($99,940)
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	$412,893	$148,642	$196,602	$12,668	$293,949	$68,889
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	$19,271	$22,672	($167,309)	$0	($42,686)	$0
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	$25,000	$6,005	($6,901)	$2,258	$13,159	$5,212
Reduction of fair value of awards granted during prior FY that were forfeited during applicable FY, determined as of prior FY end (1)	$0	$0	$0	($101,784)	$0	($1,056)
Compensation Actually Paid	$1,034,727	$621,491	$588,830	$59,349	$682,336	$313,291

The equity awards included above comprise of restricted share units granted from 2021 through 2025. Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. Restricted stock units are valued based on the stock price on the relevant measurement date.

Compensation Actually Paid Versus Company Performance

The following charts provide a clear, visual description of the relationships between “compensation actually paid” to our PEOs, and the average for our non-PEO NEOs, to aspects of our financial performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following discussion relates to types of transactions involving our Company and any of our executive officers, directors, director nominees or five percent (5%) stockholders, each of whom we refer to as a “related party.” For purposes of this discussion, a “related-party transaction” is a transaction, arrangement or relationship:

●	in which we participate;

●	that involves an amount in excess of the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and

●	in which a related party has a direct or indirect material interest.

From January 1, 2025 through the date of this Proxy Statement, there have been no related-party transactions, except for the executive officer and director compensation arrangements described in the “Compensation of Executive Officers and Directors” section of this Proxy Statement.

Policies and Procedures for Related Party Transactions

Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, must first be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees will be required to report to our Audit Committee any such related-party transaction. In approving or rejecting the proposed agreement, our Audit Committee will consider the requirements of the Nevada Revised Statutes and any other applicable law and the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good-faith exercise of its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 7, 2026, certain information regarding the beneficial ownership of our Common Stock, the only class of capital stock we have currently outstanding, of (i) each director and “named executive officers” (as defined in the section titled “Executive Compensation - Summary Compensation Table”) individually, (ii) all directors and executive officers as a group, and (iii) each person known to us to be the beneficial owner of more than 5% of Common Stock. In accordance with the rules of the SEC, “beneficial ownership” includes voting or investment power with respect to securities. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned (2)	Percentage of Common Stock Beneficially Owned (3)
Directors and NEOs
Alexander Buehler	520,653	1.6%
Fei Chen	260,317	* %
Peyton Boswell	171,303	* %
Martin Kunz	48,918	* %
David Nørby Foss Kowalczyk	25,867	* %
Robert Wowk	50,000	* %
All executive officers and directors as a group (6 persons)	1,077,058	3.3%

5% Stockholders:
Bleichroeder LP (4)	6,882,239	20.9%
Laurence W. Lytton (5)	3,291,489	9.9%
Marathon Micro Fund, LP (6)	3,000,000	9.1%
Alyeska Investment Group, L.P. (7)	2,000,000	6.1%

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each person listed above is: c/o LiqTech Holding A/S, Industriparken 22C, DK-2750 Ballerup, Denmark.

(2)

Under the rules and regulations of the SEC, beneficial ownership includes (i) shares actually owned, (ii) shares underlying preferred stock, options and warrants that are currently exercisable and (iii) shares underlying options and warrants that are exercisable and restricted stock units that will vest within 60 days of October 7, 2026. All shares beneficially owned by a particular person under clauses (ii) and (iii) of the previous sentence are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Based on 32,947,841 shares issued and outstanding as of October 7, 2026.

(4)

Bleichroeder LP is the beneficial owner of 6,882,239 shares of Common Stock, or 20.9%, of the Common Stock outstanding. Bleichroeder LP also beneficially owns warrants representing the right to acquire up to an aggregate of 6,832,379 shares of Common Stock, however the exercise of such warrants is subject to a beneficial ownership limitation of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares issuable upon exercise of such warrants. If there was no 9.99% limit on the exercise of the warrants, Bleichroeder LP would be deemed to be the beneficial owner of 13,714,618 shares (including 6,832,379 shares that would be issuable upon exercise of the warrants beneficially owned by the Bleichroeder LP), representing 34.5% of the outstanding shares of Common Stock. In the Schedule 13D/A filed by Bleichroeder Holdings LP with the SEC on June 9, 2026, Bleichroeder LP, Bleichroeder Holdings LLC and Andrew Gundlach each report sole voting power and sole dispositive power over 6,882,239 shares of Common Stock. Bleichroeder’s address is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105.

(5)

Laurence W. Lytton is deemed to be the beneficial owner of 3,291,489 shares of Common Stock, or 9.99%, of the Common Stock outstanding. The 3,291,489 shares include 2,509,074 shares of Common Stock and 782,415 shares of Common Stock are issuable upon exercise of warrants. Mr. Lytton also beneficially owns additional warrants representing the right to acquire up to an aggregate of 2,574,585 shares of Common Stock, however the exercise of such warrants is subject to a beneficial ownership limitation of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares issuable upon exercise of such warrants. If there was no 9.99% limit on the exercise of warrants, Laurence W. Lytton would be deemed to be the beneficial owner of 5,866,074 shares of Common Stock, representing 16.2% of the outstanding shares of Common Stock. Mr. Lytton’s address is 467 Central Park West, New York, NY 10025.

(6)	Based on a Schedule 13G filed by Marathon Micro Fund, LP with the SEC on June 17, 2026. Marathon Micro Fund, LP’s address is 4 North Park Drive, Suite 106, Hunt Valley, MD 21030.

(7)

In the Schedule 13G filed by Alyeska Investment Group, L.P. with the SEC on August 14, 2026, Alyeska Investment Group, L.P., Alyeska Fund GP, LLC and Anand Parekh each report shared voting power and shared dispositive power over 2,000,000 shares of Common Stock. Alyeska Investment Group, L.P.’s address is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.

We know of no arrangements, including pledges, by or among any of the foregoing persons, the operation of which could result in a change of control of the Company.

OTHER MATTERS

Delivery of Documents to Stockholders Sharing an Address

Only one Proxy Statement or Notice of Availability is being delivered to two or more security holders who share an address, unless the Company has received contrary instruction from one or more of the security holders. The Company will promptly deliver, upon written or oral request, a separate copy of the Proxy Statement or Notice of Availability to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Proxy Statement or Notice of Availability, or if in the future you would like to receive multiple copies of information, proxy statements, or annual reports, or if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company by writing to us at Industriparken 22C, DK2750 Ballerup, Denmark or by telephone at +45 3131-5941.

Submission of Stockholder Proposals

Stockholder Proposals

If you wish to have a proposal included in our proxy statement and form of proxy for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by us at our principal executive offices no later than June 10, 2027, which is 120 calendar days before October 23, 2027 (unless the date of the 2027 Annual Meeting is changed by more than 30 days from the one year anniversary date of the Meeting, in which case the deadline is a reasonable time before the Company begins to print and send its proxy materials). A proposal which is received after that date, or which otherwise fails to meet the requirements for stockholder proposals established by the SEC, will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (I) by or at the direction of the Board or (II) by any stockholder of the Company who is a stockholder of record at the time of giving the notice provided for in Section 1.11(b) of the Bylaws, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in Section 1.11(b) of the Bylaws.

For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice shall have been delivered to or mailed and received at the principal executive offices of the Company not less than 60 days (which for the 2027 Annual Meeting is October 4, 2027) nor more than 90 days (which for the 2027 Annual Meeting is September 4, 2027) prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is called for a date that is not within 30 days before such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no later than the later of (i) 70 days prior to the date of the meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting was made. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than 90 days prior to such meeting and not later than the later of (y) 60 days prior to such meeting or (z) 10 days following the date on which public announcement of the date of such meeting is first made by the Company. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

(i)	the information required to be disclosed in solicitations of proxies with respect to the matter pursuant to Regulation 14A of the Exchange Act;

(ii)	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(iii)	the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any Stockholder Associated Person (defined below) covered by clauses (iv) and (v) below;

(iv)

(A) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person, (B) any Derivative Positions (defined below) held or beneficially held by the stockholder or any Stockholder Associated Person, (C) any rights to dividends of the Company that are separable from the underlying shares of the Company held by the stockholder or any Stockholder Associated Person, (D) any proportionate interest in the Company’s securities held by a partnership in which the stockholder or any Stockholder Associated Person is a general partner, either directly or indirectly, (E) any performance-related fees that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Company’s securities, and (F) whether and the extent to which any hedging (including any short-interest positions) or other transaction or series of transactions have been entered into by or on behalf of such stockholder or any Stockholder Associated Person, or any other agreement, arrangement or understanding has been made by or on behalf of such stockholder or any Stockholder Associated Person, if the effect of or intent of any of the foregoing is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to Company’s securities; and

(v)

any material interest of the stockholder or any Stockholder Associated Person in such business, including all arrangements, agreements and understandings with the stockholder or Stockholder Associated Person in connection with the proposed business.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a stockholder meeting except as shall have been brought before the meeting in accordance with the procedures set forth in Section 1.11(b) of the Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of Section 1.11(b) of the Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 1.11(b) of the Bylaws.

“Stockholder Associated Person” of any stockholder means (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and (z) any person controlling, controlled by or under common control with such Stockholder Associated Person.

“Derivative Position” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise.

Advance Notice of Director Nominations by Stockholders

With respect to the nomination of directors, only persons who are nominated in accordance with the procedures set forth in Section 1.11(a) of the Company’s Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of the Company may be made at a meeting of stockholders (1) pursuant to the Company’s notice of meeting, (2) by or at the direction of the Board or (3) by any stockholder of the Company who is a stockholder of record at the time of the giving of notice provided for in Section 1.11(a) of the Bylaws, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in Section 1.11(a) of the Bylaws. The foregoing clause shall be the exclusive means for a stockholder to make any nomination of a person or persons for the election to the Board at an annual meeting or special meeting of the stockholders.

Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days (which for the 2027 Annual Meeting is October 4, 2027) nor more than 90 days (which for the 2027 Annual Meeting is September 4, 2027) prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than 90 days prior to such meeting and not later than the later of (i) 60 days prior to such meeting or (ii) 10 days following the date on which public announcement of the date of such meeting is first made by the Company. For purposes of Section 1.11(a) of the Bylaws, public disclosure of the date of a forthcoming meeting may be made by the Company not only by giving formal notice of the meeting, but also by notice to a national securities exchange (if the Company’s Common Stock is then listed on such exchange), by filing a report under Section 13 or 15(d) of the Exchange Act (if the Company is then subject thereto), by mailing to stockholders, or by a general press release. Such stockholder’s notice shall set forth:

(i)

as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(ii)	as to the stockholder giving the notice:

(A)	the name and address, as they appear on the Company’s books, of such stockholder and any Stockholder Associated Person (defined below) covered by clause (B) below,

(B)

(1) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person, (2) any Derivative Positions (defined below) held or beneficially held by the stockholder or any Stockholder Associated Person, (3) any rights to dividends of the Company that are separable from the underlying shares of the Company held by the stockholder or any Stockholder Associated Person, (4) any proportionate interest in the Company’s securities held by a partnership in which the stockholder or any Stockholder Associated Person is a general partner, either directly or indirectly, (5) any performance-related fees that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Company’s securities, and (6) whether and the extent to which any hedging (including any short-interest positions) or other transaction or series of transactions have been entered into by or on behalf of such stockholder or any Stockholder Associated Person, or any other agreement, arrangement or understanding has been made by or on behalf of such stockholder or any Stockholder Associated Person, if the effect of or intent of any of the foregoing is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to Company’s securities, and

(C)	any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Affiliated Person has the right to vote any security of the Company.

At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in Section 1.11(a) of the Bylaws.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of Section 1.11(a) of the Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 1.11(a) of the Bylaws. Notwithstanding anything to the contrary therein, no provision of the Bylaws shall be deemed to prohibit or restrict the ability of the Board to fill vacancies in the membership of the Board of the Company pursuant to NRS §78.335 or pursuant to any other statutory or contractual right of the Board of the Company to fill any such vacancy.

Universal Proxy Rules

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice by the same deadline disclosed above in “-Advance Notice of Director Nominations by Stockholders” and include in the notice the information required by Rule 14a-19(b) under the Exchange Act.

Stockholder Communications

The Board welcomes communications from our stockholders. Stockholders who wish to communicate with the Board, or to the independent directors of the Board, may send a letter to Alexander Buehler, Chairman of the Board, at Industriparken 22C, DK2750 Ballerup, Denmark. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters should identify the author as a security holder. All such letters will be reviewed by Mr. Buehler and submitted to the entire Board, or to an executive session of the independent directors, as applicable, no later than the next regularly scheduled Board meeting.

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Meeting other than the election of the Nominees, and the ratification of Sadler. Should any other matter be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains the reports, proxy and information statements and other information regarding the Company that we have filed electronically with the SEC. The address of the SEC’s internet site is http://www.sec.gov.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Proxy Statement. Additional copies of this Proxy Statement and/or the Annual Report, as well as copies of any Quarterly Report, may be obtained without charge upon written request to LiqTech International, Inc. at Industriparken 22C, DK2750 Ballerup, Denmark or on the SEC’s internet website at http://www.sec.gov.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 2, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 2, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04414-P58511 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LIQTECH INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Alexander Buehler
02) Fei Chen
03) Peyton Boswell
04) Robert Wowk
05) Martin Kunz

The Board of Directors recommends you vote FOR proposal 2:

	For	Against	Abstain
2. To ratify Sadler, Gibb & Associates, LLC as the independent registered accountants for LiqTech International, Inc. (the "Company") for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T04415-P58511

PROXY
LIQTECH INTERNATIONAL, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 3, 2026

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Fei Chen and Alexander Buehler, individually or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of the Company which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held at 3:00 p.m., CET on Thursday, December 3, 2026, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK 2750 Ballerup, Denmark.

This proxy will be voted in accordance with the instructions indicated on the reverse side of this card. If no instructions are given, this proxy will be voted FOR the proposals and in the proxies' discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Continued and to be signed on reverse side